UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       March 30, 1998
                                                -------------------------------


Commission File Number:                        000-17962
                       ---------------------------------------------------------

                         Applebee's International, Inc.
                ------------------------------------------------
                  (Exact name of registrant as specified in its
                                    charter)

               Delaware                                  43-1461763
    -------------------------------         -----------------------------------
     (State or other jurisdiction             (I.R.S. Employer Identification
         of incorporation or                     No.)
            organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 ------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
               --------------------------------------------------
                 (Registrant's telephone number, including area
                                      code)


                                      None
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

This is an  amendment  to a Form  8-K of  Applebee's  International,  Inc.  (the
"Company") dated December 23, 1997 filed with the Securities and Exchange Commission on January 12, 1998.

Item 2.    Acquisition or Disposition of Assets

On December 23, 1997, the Company entered into an agreement with Apple South, Inc. ("Apple South"), its largest franchisee, to acquire 31 Applebee's restaurants plus one restaurant under construction in the Virginia markets of Norfolk, Richmond, Roanoke and Charlottesville, referred to herein as the "Virginia Acquisition." The Virginia Acquisition was completed on March 30, 1998, and was effective immediately after the close of business on March 29, 1998. The total purchase price was $94,749,000 and was paid in cash on March 30, 1998. The purchase price reflects $93,400,000 for the 32 restaurants referred to above plus $1,349,000 for one additional restaurant that was opened by Apple South prior to closing, as well as normal closing adjustments. The acquisition will be accounted for as a purchase and, accordingly, the purchase price will be allocated to the fair value of net assets acquired and the results of operations of such restaurants will be reflected in the 1998 financial statements subsequent to the date of acquisition.


Item 7.    Financial Statements and Exhibits Attached

(a)        Financial Statements of the Business Acquired

           1. The statement of assets to be acquired and liabilities to be assumed of the Virginia Restaurants of Apple South, Inc. as of December 28, 1997 and the related statements of earnings and cash flows for the year then ended, with the report of KPMG Peat Marwick LLP.

(b)        Pro Forma Financial Information

           1.   Pro forma combined balance sheet as of March 29, 1998.

           2. Pro forma combined statements of earnings for the 13 weeks ended March 29, 1998 and March 30, 1997, and for the fiscal year ended December 28, 1997, prepared in accordance with Article 11 of Regulation S-X.

(c)        Exhibits

           1. Asset Purchase Agreement dated December 23, 1997 by and among Applebee's International, Inc. and Apple South, Inc. (incorporated by reference to the Registrant's Current Report on Form 8-K dated December 23, 1997).

           2.   Consent of KPMG Peat Marwick LLP.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               APPLEBEE'S INTERNATIONAL, INC.
                                               (Registrant)


Date:    June 1, 1998                          By:  /s/    George D. Shadid
         -------------------------                ------------------------
                                                    George D. Shadid
                                                    Executive Vice President and
                                                         Chief Financial Officer

                                                                   Item 7 (a) 1.


                    VIRGINIA RESTAURANTS OF APPLE SOUTH, INC.

                              Financial Statements

                                December 28, 1997


                    With Independent Auditors' Report Thereon

                          Independent Auditors' Report


The Board of Directors
Apple South, Inc.:


We have audited the accompanying statement of assets to be acquired and liabilities to be assumed of the Virginia Restaurants of Apple South, Inc. (the "Virginia Restaurants," as defined at note 1) as of December 28, 1997, and the related statements of earnings and cash flows for the year then ended. These financial statements are the responsibility of Apple South, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of the Virginia Restaurants of Apple South, Inc. as of December 28, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



KPMG PEAT MARWICK LLP

March 6, 1998

                    VIRGINIA RESTAURANTS OF APPLE SOUTH, INC.

                       Statement of Assets to be Acquired
                          and Liabilities to be Assumed

                                December 28, 1997

                            (In thousands of dollars)


                                     Assets

Current assets:
    Cash                                                            $       45
    Inventories                                                            520
    Prepaid expenses and other                                             109
                                                                      ---------
           Total current assets                                            674

Premises and equipment, net                                             34,832
Franchise costs, net                                                       713
Other assets                                                               151
                                                                      --------
           Total assets                                                 36,370

                                   Liabilities

Noncurrent liabilities - accrued rent                                       20
                                                                      --------
           Net assets                                               $   36,350
                                                                      ========


See accompanying notes to financial statements.

                    VIRGINIA RESTAURANTS OF APPLE SOUTH, INC.

                              Statement of Earnings

                          Year ended December 28, 1997

                            (In thousands of dollars)



Restaurant sales                                                   $    61,283

Restaurant operating expenses:
   Food and beverage                                                    16,555
   Payroll and benefits                                                 17,095
   Depreciation and amortization                                         2,175
   Other restaurant operating expenses                                  12,522
   General and administrative                                            1,654
                                                                      --------
          Total operating expenses                                      50,001
                                                                      --------
          Operating income                                              11,282

Other expense                                                               (1)
                                                                      --------
          Earnings before income taxes                                  11,281

Income taxes                                                             4,041
                                                                      --------
          Net earnings                                             $     7,240
                                                                      ========


See accompanying notes to financial statements.

                    VIRGINIA RESTAURANTS OF APPLE SOUTH, INC.

                             Statement of Cash Flows

                          Year ended December 28, 1997

                            (In thousands of dollars)


Cash flows from operating activities:
    Net earnings                                                                         $     7,240
    Adjustments to reconcile net earnings to net cash provided by operating activities:
        Depreciation and amortization                                                          2,175
        Loss on disposal of premises and equipment                                                 1
        Deferred income taxes                                                                    925
        Changes in operating assets and liabilities:
          Inventories                                                                            (54)
          Prepaid expenses and other                                                             (67)
                                                                                              ------
               Net cash provided by operating activities                                      10,220
                                                                                              ------

Cash flows from investing activities:
    Capital expenditures                                                                      (6,215)
    Additions to franchise costs                                                                 (75)
                                                                                              ------
               Net cash used in investing activities                                          (6,290)
                                                                                              -------

Cash used in financing activities - net transfers to Apple South, Inc.                        (3,926)
                                                                                              ------

               Net increase in cash                                                                4

Cash at December 29, 1996                                                                         41
                                                                                              ------

Cash at December 28, 1997                                                                $        45
                                                                                              ======


See accompanying notes to financial statements.

                    VIRGINIA RESTAURANTS OF APPLE SOUTH, INC.

                          Notes to Financial Statements

                                December 28, 1997


(1)    Basis of Presentation

       Apple South, Inc. ("Apple South") and Applebee's International, Inc. ("AII") entered into an asset purchase agreement (the "Agreement") dated December 23, 1997 under which, on the contractually designated closing date, AII will acquire 31 operating Applebee's Neighborhood Grill and Bar restaurants and one restaurant under construction (the "Virginia Restaurants") in the Charlottesville, Norfolk, Richmond, and Roanoke, Virginia areas from Apple South for a purchase price of $93.4 million in cash. AII will acquire, for additional consideration approximating out-of-pocket costs, certain construction in progress on other sites at the effective closing date. Included in the Agreement is the release by Apple South of its rights to future development of Applebee's Neighborhood Grill and Bar restaurants in the defined market area of the Virginia Restaurants. The accompanying financial statements present the assets to be acquired and liabilities to be assumed and the results of operations and cash flows of the Virginia Restaurants, based upon the structure of the transaction as described in the Agreement. The transaction as set forth in the Agreement is hereinafter referred to as the Acquisition.

       The financial statements are not intended to be a complete presentation of the financial position, results of operations, and cash flows as if the Virginia Restaurants had operated as a stand-alone company.

       Apple South provides various services to the Virginia Restaurants including, but not limited to, facilities management, data processing, accounting, recruiting, risk management, training, and marketing. Apple South allocates these expenses on the basis of direct usage when identifiable, with the remainder allocated equally among all of Apple South's restaurants or allocated on the basis of each restaurant's respective revenues. Corporate costs associated with maintenance of a centralized administrative function for the benefit of all Apple South divisions have not been allocated to the Virginia Restaurants. In the opinion of the management of Apple South, the foregoing methods of allocating costs are reasonable. The expenses allocated to the Virginia Restaurants for these services are not necessarily indicative of the expenses that would have been incurred if the Virginia Restaurants had been a separate, independent entity and had otherwise managed these functions. Subsequent to the acquisition, AII will manage these functions.

       The Virginia Restaurants' operations have been financed through their operating cash flow, and investments by and advances from Apple South. Interest expense has not been allocated to the Virginia Restaurants. AII's capital structure is expected to be different from Apple South's and, accordingly, any interest expense reflected in these financial statements would not be indicative of the interest expense that would be associated with the Virginia Restaurants as a part of AII.

       The Virginia Restaurants participate in a centralized cash management system wherein cash receipts are transferred to and cash disbursements are funded by Apple South. Since cash and cash equivalents related to the Virginia Restaurants will not be acquired by AII to the extent they are not physically held in the restaurants as an opening cash fund, they are excluded from the accompanying statement of assets to be acquired and liabilities to be assumed. Similarly, credit card accounts receivable at December 28, 1997 will not be acquired by AII and have been excluded from the accompanying statement of assets to be acquired and liabilities to be assumed.

                    VIRGINIA RESTAURANTS OF APPLE SOUTH, INC.

                          Notes to Financial Statements


(2)    Summary of Significant Accounting Policies

       Use of Estimates

       Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions related to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities. Actual results may ultimately differ from estimates.

       Fiscal Year

       The Virginia Restaurants' 1997 fiscal year contained 52 weeks and ended on December 28, 1997, the Sunday closest to December 31.

       Inventories

       Inventories consist primarily of food, beverages, and supplies and are stated at the lower of cost (using the first-in, first-out method) or market.

       Premises and Equipment

       Premises and equipment are stated at cost, less any valuation adjustments made for asset impairment under Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of ("SFAS No. 121"). Depreciation of premises and equipment is calculated using the straight-line method over the estimated useful lives of the related assets, which approximates 25 years for buildings and seven years for equipment. Leasehold improvements are depreciated using the straight-line method over the shorter of the lease term, including renewal periods, or the estimated useful life of the asset.

       Franchise Costs

       The costs related to the acquisition of Applebee's franchises are amortized over their estimated useful lives, principally 20 years, using the straight-line method. Accumulated amortization of Applebee's franchise costs for the Virginia Restaurants amounted to $202,000 at December 28, 1997. The franchise agreements for the Applebee's restaurants also require payment of royalty fees equal to 4% of sales and advertising fees equal to 1-1/2% of sales. Such fees, which are expensed as incurred, totaled $3,371,000 for the Virginia Restaurants in 1997.

       Development Costs

       Certain direct and indirect costs are capitalized in conjunction with acquiring and developing new restaurant sites and amortized over the life of the related building.

                    VIRGINIA RESTAURANTS OF APPLE SOUTH, INC.

                          Notes to Financial Statements


       Long-Lived Asset Impairment

       The long-lived assets of the Virginia Restaurants are reviewed periodically for impairment, or whenever events or changes in circumstances indicate that the carrying amount of a restaurant may not be recoverable. An impaired restaurant is written-down to its estimated fair market value based on the best information available. Fair market value is generally estimated by discounting future cash flows. Considerable judgment is necessary to estimate discounted cash flows. Accordingly, actual results could vary significantly from such estimates. In accordance with SFAS No. 121, depreciation was suspended on the Virginia Restaurants on December 16, 1997, when management finalized the decision to dispose of these assets.

       Pre-Opening Costs

       Pre-opening costs are incurred before a restaurant is opened and consist primarily of wages and salaries, hourly employee recruiting, license fees, meals, lodging, and travel plus the cost of hiring and training the management teams. Pre-opening costs are expensed in the first full month of a restaurant's operations.

       Advertising

       Advertising costs are generally expensed over the period covered by the related promotions. Total advertising expense for the Virginia Restaurants included in other operating expenses, exclusive of amounts paid to the franchisor as part of the required advertising fees under the franchise agreement, totaled $1,842,000 in 1997.

       Stock-Based Compensation

       The Virginia Restaurants measure stock-based employee compensation cost in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretations. Accordingly, compensation cost for Apple South stock option grants to Virginia Restaurant employees is measured as the excess of the quoted market price of Apple South's common stock at the grant date over the amount the employee must pay for the stock. Apple South's policy is to grant stock options at fair market value at the date of grant.

                    VIRGINIA RESTAURANTS OF APPLE SOUTH, INC.

                          Notes to Financial Statements


       Income Taxes

       The  operations  of  the  Virginia   Restaurants   are  included  in  the
       consolidated income tax returns of Apple South. Pursuant to the Agreement, Apple South will retain all income tax liabilities and rights to all tax refunds relating to operations prior to the effective closing date of the Acquisition. Accordingly, the statement of net assets to be acquired and liabilities to be assumed does not reflect income tax receivables or payables, or deferred tax assets or liabilities. The income tax provision included in the statement of earnings has been determined as if the Virginia Restaurants were a separate taxpayer. As Apple South manages its tax position on a consolidated basis, which takes into account the results of all of its operations, the Virginia Restaurants' effective tax rate could vary in the future from that reported in the accompanying statement of earnings. The Virginia
       Restaurant's future effective tax rate will largely depend on AII's structure and tax strategies.


(3)    Premises and Equipment

       A summary of premises and equipment at December 28, 1997 follows (in thousands of dollars):


                   Land                                            $    10,909
                   Buildings                                            20,540
                   Equipment                                            10,261
                   Leasehold improvements                                1,223
                   Construction in progress                              1,026
                                                                       -------
                       Total premises and equipment                     43,959

                   Less accumulated depreciation and amortization        9,127
                                                                       -------

                               Premises and equipment, net         $    34,832
                                                                       =======

       Included  in   construction   in   progress  at  December   28,  1997  is
       approximately $210,000 of unallocated market and site development costs associated with development of the overall Virginia territory.


(4)    Leases

       The Virginia Restaurants have various leases for land and buildings. Land and building lease terms range from 10 to 15 years, with renewal options ranging from five to 20 years. Future minimum lease payments do not include amounts payable by the Virginia Restaurants for maintenance costs, real estate taxes, insurance, etc., or contingent rentals payable based on a percentage of sales in excess of stipulated amounts.

                    VIRGINIA RESTAURANTS OF APPLE SOUTH, INC.

                          Notes to Financial Statements


       Three of the Virginia Restaurants are leased as part of a $30,000,000 leveraged lease transaction entered into by Apple South in 1995. This leveraged lease is structured as a series of individual leases. The lessor has agreed to sell assets leased for the Virginia Restaurants in connection with the sale of such restaurants.

       Future minimum lease payments under noncancelable operating leases related to the Virginia Restaurants at December 28, 1997 are as follows (in thousands of dollars):

                1998                                               $       656
                1999                                                       666
                2000                                                       671
                2001                                                       671
                2002                                                       671
                Later years                                              3,955
                                                                         -----

                           Total minimum lease payments            $     7,290
                                                                         =====

       Total rental expense related to cancelable and noncancelable operating leases of the Virginia Restaurants, including contingent rentals of $7,000 was $781,000 in 1997.


(5)    Income Taxes

       The components of the provision for income taxes for the year ended December 28, 1997 are as follows (in thousands of dollars):

                                       Current        Deferred           Total
                                       -------        --------           -----

                     Federal        $    2,506             745           3,251
                     State                 610             180             790
                                       -------             ---         -------

                           Total    $    3,116             925           4,041
                                       =======             ===         =======

       A reconciliation of the Federal statutory income tax rate to the effective income tax rate applied to earnings before income taxes in the accompanying statement of earnings for the year ended December 28, 1997 follows:

           Tax at Federal statutory rate 35.0% Increase (decrease) in taxes due to:
               State income tax, net of Federal benefit                     4.6
               FICA tip and targeted jobs tax credits                      (4.5)
           Other, net                                                        .7
                                                                           -----

                      Effective tax rate                                   35.8%
                                                                           =====

                                                                     (Continued)


                    VIRGINIA RESTAURANTS OF APPLE SOUTH, INC.

                          Notes to Financial Statements



(6)    Employee Benefit Plans

       The Virginia Restaurants participate in Apple South's noncontributory Employee Stock Ownership Plan (the "Plan"), which covers substantially all full-time employees. In accordance with the terms of the Plan, Apple South may make contributions to the Plan in amounts as determined by the Apple South Board of Directors. Participants become 20% vested in their accounts after three years of service, escalating 20% each year thereafter until they are fully vested. No contribution was made to the Plan for any Apple South employees, including those in the Virginia Restaurants, in 1997.

       Additionally, Virginia Restaurant employees are eligible to participate in the Apple South, Inc. Profit Sharing Plan and Trust established in accordance with Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). The 401(k) Plan allows eligible participating employees to defer receipt of a portion of their compensation and contribute such amount to one or more investment funds. Employee contributions are matched by Apple South dollar for dollar for the first 2% of the employee's income deferred. Matching funds vest at the rate of 20% each year, beginning after three years of service. Apple South contributions associated with employees of the Virginia Restaurants totaled $55,000 in 1997.

(7)    Employee Stock Option Plans

       Key employees of the Virginia Restaurants were granted stock options under Apple South's three long-term incentive plans - the 1988 Stock
       Option Plan ("Stock Option Plan"), and the 1993 and 1995 Stock Option Incentive Plans (the "Stock Incentive Plans"). Generally, options awarded under these plans are granted at prices which equate to fair market value on the date of the grant, are exercisable over three to ten years, and expire ten years subsequent to award. Immediately following the sale of the Virginia Restaurants to AII, all outstanding options awarded to these key employees, approximately 74,000 options, will be canceled. Three employees of the Virginia Restaurants will receive cash from Apple South totaling $35,000 as compensation for this option cancellation associated with the Acquisition.

       Apple South adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), Accounting for Stock-Based Compensation, but continues to measure stock-based compensation cost in accordance with Accounting Principles Board Opinion No. 25 and its related interpretations. Had compensation cost for the Apple South stock option plans been determined based upon the fair value methodology prescribed in SFAS No. 123, the Virginia Restaurants' net earnings would have been reduced by approximately $57,000 in 1997. The fair value of the Apple South stock options granted to Virginia Restaurant employees during 1997 is estimated at $8.90 per option on the date of the grant. The fair value of these options was determined using the Black-Scholes option-pricing model based on the following assumptions: dividend yield of 0.28%, volatility of 58%, risk-free interest rate of 5.8%, and an expected life of 6.7 years.

                    VIRGINIA RESTAURANTS OF APPLE SOUTH, INC.

                          Notes to Financial Statements


       The above pro forma effect on earnings is not necessarily representative of the effects of any possible AII stock-based awards on future pro forma net income because: (1) future grants of employee stock options by AII management may not be comparable to awards made by Apple South to its employees; (2) the assumptions used to compute the fair value of any stock option awards will be specific to AII and therefore may not be comparable to the Apple South assumptions used; and (3) it excludes the pro forma compensation expense related to unvested stock options granted before 1995.


(8)    Contingencies

       The Virginia Restaurants are involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Virginia Restaurants' financial position or results of operations.

                                                                      Item 7 (b)

                       APPLEBEE'S INTERNATIONAL, INC. AND
                  THE VIRGINIA RESTAURANTS OF APPLE SOUTH, INC.

                    PRO FORMA COMBINED FINANCIAL INFORMATION


The following unaudited pro forma financial information combines the historical financial information of Applebee's International, Inc. and subsidiaries (the "Company") and the Virginia Restaurants of Apple South, Inc.
(the "Virginia Restaurants").

On December 23, 1997, the Company entered into an agreement with Apple South, Inc. ("Apple South"), its largest franchisee, to acquire 31 Applebee's restaurants plus one restaurant under construction in the Virginia markets of Norfolk, Richmond, Roanoke and Charlottesville, referred to herein as the "Virginia Acquisition." The Virginia Acquisition was completed on March 30, 1998, and was effective immediately after the close of business on March 29, 1998. The total purchase price was $94,749,000 and was paid in cash on March 30, 1998. The purchase price reflects $93,400,000 for the 32 restaurants referred to above plus $1,349,000 for one additional restaurant that was opened by Apple South prior to closing, as well as normal closing adjustments. The Virginia Acquisition is being accounted for by the Company as a purchase.

The unaudited Pro Forma Combined Balance Sheet combines the March 29, 1998 historical consolidated balance sheet of the Company and the historical balance sheet of the Virginia Restaurants. The balance sheets are combined on a pro forma basis as if the Virginia Acquisition had been effective as of March 29, 1998, after giving effect to various accounting adjustments for purchase accounting rules as well as the financing of the transaction.

The unaudited Pro Forma Combined Statements of Earnings present the combined historical results of operations of the Company and the Virginia Restaurants for the 13 weeks ended March 29, 1998 and March 30, 1997 and for the fiscal year ended December 28, 1997, as if the final closing of the acquisition had been effective on the first day of each respective period, after giving effect to various accounting adjustments. Results of operations for the 13 weeks ended March 30, 1997 and the fiscal year ended December 28, 1997 include the operations of 28 restaurants that were open as of the beginning of the 1997 fiscal year. In addition, the fiscal year ended December 28, 1997 includes the results of operations of three restaurants that were open for a portion of such year (the openings occurred in April, June and December of 1997). Results of operations for the 13 weeks ended March 29, 1998 include the operations of 31 restaurants that were open for the entire period, and two restaurants that were opened in February 1998.

The historical annual statements of earnings for the Company and the Virginia Restaurants were derived from the audited financial statements of the respective companies. The historical statements of earnings for the 13 weeks ended March 29, 1998 and March 30, 1997 were derived from the Company's Quarterly Reports on Form 10-Q and information provided to the Company by Apple South.

The unaudited pro forma combined financial information has been prepared using the assumptions set forth in the Notes to Pro Forma Financial Information and should be read in conjunction with the Company's Consolidated Financial
Statements and notes thereto, which have been previously filed with the Securities and Exchange Commission in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1997 and the Quarterly Report on Form
10-Q for the period ended March 29, 1998 and with the financial statements of the Virginia Restaurants and notes thereto filed herewith.

The unaudited pro forma combined financial information is intended for informational purposes and is not necessarily indicative of the future financial position or future results of operations of the Company after the Virginia Acquisition or of the financial position or the results of operations of the Company that would have actually occurred had the Virginia Acquisition been consummated at the beginning of the periods presented.

                                        APPLEBEE'S INTERNATIONAL, INC. AND
                                   THE VIRGINIA RESTAURANTS OF APPLE SOUTH, INC.

                                         PRO FORMA COMBINED BALANCE SHEET
                                               As of March 29, 1998
                                                  (in thousands)


                                                             Historical                 Pro Forma Adjustments
                                                    -----------------------------   -----------------------------
                                                                      Virginia                                      Pro Forma
                                                       Company     Restaurants (a)      Debit          Credit       Combined
                                                    -------------- --------------   -------------- -------------- -------------
                     ASSETS
Current assets:
     Cash and cash equivalents......................  $   14,818     $       48  (c) $  1,041  (b)                  $  15,907
     Short-term investments.........................       6,421             --                                         6,421
     Receivables....................................      17,264             --                                        17,264
     Inventories....................................       4,513            590           489  (c)    $  590  (g)       5,002
     Prepaid and other current assets...............       1,949            190            60  (c)       190  (g)       2,009
                                                    -------------- --------------   ----------     ----------    -------------
        Total current assets........................      44,965            828         1,590            780           46,603
Property and equipment, net.........................     278,791         37,775        45,485  (c)    37,775  (g)     329,328
                                                                                        5,052  (d)
Goodwill, net.......................................      47,356             --        55,772  (c)                    103,128
Franchise interest and rights, net..................       4,366            788                          788  (f)       4,366
Other assets........................................       5,134            103         4,000  (c)        91  (e)       9,043
                                                                                                         103  (g)
                                                    -------------- --------------   ----------     ----------    -------------
                                                      $  380,612     $   39,494      $111,899        $39,537       $  492,468
                                                    ============== ==============   ==========     ==========    =============


   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of notes payable...............  $   22,159     $       --      $20,357  (b)    $1,250  (b)   $   3,052
     Accounts payable...............................      16,163             --                       5,920  (b)      22,083
     Accrued expenses and other current                   32,071             19          700  (b)       105  (c)      31,476
liabilities.........................................                                      19  (g)
     Accrued income taxes...........................       7,937             --                                        7,937
                                                    -------------- --------------   ----------     ----------    -------------
        Total current liabilities...................      78,330             19       21,076          7,275           64,548
                                                    -------------- --------------   ----------     ----------    -------------
Non-current liabilities:
     Notes payable - less current portion...........      22,206             --       17,143  (b)   138,750  (b)     148,865
                                                                                                      5,052  (d)
     Franchise deposits.............................       1,576             --                                        1,576
     Deferred income taxes..........................         380             --                                          380
                                                    -------------- --------------   ----------     ----------    -------------
        Total non-current liabilities...............      24,162             --       17,143        143,802          150,821
                                                    -------------- --------------   ----------     ----------    -------------
        Total liabilities...........................     102,492             19       38,219        151,077          215,369
                                                    -------------- --------------   ----------     ----------    -------------
Stockholders' equity:
     Preferred stock................................          --             --                                           --
     Common stock...................................         318             --                                          318
     Additional paid-in capital.....................     156,808             --                                      156,808
     Retained earnings..............................     146,624         39,475          930  (b)                    145,603
                                                                                          91  (e)
                                                                                         788  (f)
                                                                                      38,687  (g)
     Unrealized gain on short-term investments,
        net of income taxes.........................         109             --                                          109
                                                    -------------- --------------   ----------     ----------    -------------
                                                         303,859         39,475       40,496           --            302,838
     Treasury stock.................................     (25,739)            --                                      (25,739)
                                                    -------------- --------------   ----------     ----------    -------------
        Total stockholders' equity..................     278,120         39,475       40,496           --            277,099
                                                    -------------- --------------   ----------     ----------    -------------
                                                      $  380,612     $   39,494      $78,715       $151,077        $ 492,468
                                                    ============== ==============   ==========     ==========    =============

                       APPLEBEE'S INTERNATIONAL, INC. AND
                  THE VIRGINIA RESTAURANTS OF APPLE SOUTH, INC.

                    PRO FORMA COMBINED STATEMENT OF EARNINGS
                         13 Weeks Ended March 29, 1998
                    (in thousands, except per share amounts)




                                                             Historical              Pro Forma Adjustments
                                                   ------------------------------ ----------------------------
                                                                     Virginia                                     Pro Forma
                                                      Company      Restaurants(a)     Debit         Credit        Combined
                                                   -------------- --------------- ------------- -------------- --------------
Revenues:
     Company restaurant sales....................    $  129,758     $   16,667                                   $  146,425
     Franchise income............................        16,845             --     $    727 (h)                      16,118
                                                   -------------- --------------- ----------    ----------     --------------
        Total operating revenues.................       146,603         16,667          727                         162,543
                                                   -------------- --------------- ----------    ----------     --------------
Cost of Company restaurant sales:
     Food and beverage...........................        35,368          4,550                                       39,918
     Labor.......................................        42,323          4,894                                       47,217
     Direct and occupancy........................        33,219          3,626          712 (i)   $   365 (a)        36,430
                                                                                                       95 (d)
                                                                                                      667 (h)
     Pre-opening expense.........................           481             --          140 (a)                         621
                                                   -------------- --------------- ----------    ----------     --------------
        Total cost of Company restaurant sales...       111,391         13,070          852         1,127           124,186
                                                   -------------- --------------- ----------    ----------     --------------
General and administrative expenses..............        14,454            450          225 (a)                      15,129
Amortization of intangible assets................           875             --          697 (j)                       1,572
Loss on disposition of restaurants and equipment.           458             --                                          458
                                                   -------------- --------------- ----------    ----------     --------------
Operating earnings...............................        19,425          3,147        2,501         1,127            21,198
                                                   -------------- --------------- ----------    ----------     --------------
Other income (expense):
     Investment income...........................           220             --                                          220
     Interest expense............................          (751)            --        2,319 (k)                      (3,165)
                                                                                         95 (d)
     Other income (expense)......................           167             (4)                                         163
                                                   -------------- --------------- ----------    ----------     --------------
        Total other income (expense).............          (364)            (4)       2,414                          (2,782)
                                                   -------------- --------------- ----------    ----------     --------------
Earnings before income taxes.....................        19,061          3,143        4,915         1,127            18,416
Income taxes.....................................         7,091          1,126                      1,496 (l)         6,721
                                                   -------------- --------------- ----------    ----------     --------------

Net earnings.....................................    $   11,970     $    2,017     $  4,915       $ 2,623        $   11,695
                                                   ============== =============== ==========    ==========     ==============

Basic net earnings per common share..............    $     0.39                                                  $     0.38
                                                   ==============                                              ==============
Diluted net earnings per common share............    $     0.39                                                  $     0.38
                                                   ==============                                              ==============

Basic weighted average shares outstanding........        30,611                                                      30,611
                                                   ==============                                              ==============
Diluted weighted average shares outstanding......        30,734                                                      30,734
                                                   ==============                                              ==============



                       APPLEBEE'S INTERNATIONAL, INC. AND
                  THE VIRGINIA RESTAURANTS OF APPLE SOUTH, INC.

                    PRO FORMA COMBINED STATEMENT OF EARNINGS
                          13 Weeks Ended March 30, 1997
                    (in thousands, except per share amounts)



                                                             Historical              Pro Forma Adjustments
                                                   ------------------------------ ----------------------------
                                                                      Virginia                                    Pro Forma
                                                      Company      Restaurants(a)     Debit         Credit        Combined
                                                   -------------- --------------- ------------- -------------- -------------
Revenues:
     Company restaurant sales....................    $  100,843     $  14,761                                    $ 115,604
     Franchise income............................        15,409            --     $     590 (h)                     14,819
                                                   -------------- --------------- ----------    ----------     -------------
        Total operating revenues.................       116,252        14,761           590                        130,423
                                                   -------------- --------------- ----------    ----------     -------------
Cost of Company restaurant sales:
     Food and beverage...........................        27,721         4,072                                       31,793
     Labor.......................................        32,101         4,096                                       36,197
     Direct and occupancy........................        26,022         3,486            95 (i)   $   127(a)        28,792
                                                                                                       94(d)
                                                                                                      590(h)
     Pre-opening expense.........................           510            --                                          510
                                                   -------------- --------------- ----------    ----------     -------------
        Total cost of Company restaurant sales...        86,354        11,654            95           811           97,292
                                                   -------------- --------------- ----------    ----------     -------------
General and administrative expenses..............        12,446           399           127 (a)                     12,972
Amortization of intangible assets................           568            --           697 (j)                      1,265
Loss on disposition of restaurants and equipment.           233            --                                          233
                                                   -------------- --------------- ----------    ----------     -------------
Operating earnings...............................        16,651         2,708         1,509           811           18,661
                                                   -------------- --------------- ----------    ----------     -------------
Other income (expense):
     Investment income...........................           933            --                                          933
     Interest expense............................          (359)           --         2,445 (k)                     (2,898)
                                                                                         94 (d)
     Other income (expense)......................           148            (1)                                         147
                                                   -------------- --------------- ----------    ----------     -------------
        Total other income (expense).............           722            (1)        2,539                         (1,818)
                                                   -------------- --------------- ----------    ----------     -------------
Earnings before income taxes.....................        17,373         2,707         4,048           811           16,843
Income taxes.....................................         6,497           970                       1,279(l)         6,188
                                                   -------------- --------------- ----------    ----------     -------------
Net earnings.....................................    $   10,876     $   1,737     $   4,048       $ 2,090        $  10,655
                                                   ============== =============== ==========    ==========     =============

Basic net earnings per common share..............    $     0.35                                                  $    0.34
                                                   ==============                                              =============
Diluted net earnings per common share............    $     0.34                                                  $    0.34
                                                   ==============                                              =============

Basic weighted average shares outstanding........        31,310                                                     31,310
                                                   ==============                                              =============
Diluted weighted average shares outstanding......        31,606                                                     31,606
                                                   ==============                                              =============


                       APPLEBEE'S INTERNATIONAL, INC. AND
                  THE VIRGINIA RESTAURANTS OF APPLE SOUTH, INC.

                    PRO FORMA COMBINED STATEMENT OF EARNINGS
                       Fiscal Year Ended December 28, 1997
                    (in thousands, except per share amounts)


                                                             Historical              Pro Forma Adjustments
                                                   ------------------------------ ----------------------------
                                                                      Virginia                                    Pro Forma
                                                      Company      Restaurants(a)     Debit         Credit        Combined
                                                   -------------- --------------- ------------- -------------- -------------
Revenues:
     Company restaurant sales....................    $  452,173     $  61,283                                    $ 513,456
     Franchise income............................        63,647            --     $   2,541 (h)                     61,106
                                                   -------------- --------------- ----------    ----------     -------------
        Total operating revenues.................       515,820        61,283         2,541                        574,562
                                                   -------------- --------------- ----------    ----------     -------------
Cost of Company restaurant sales:
     Food and beverage...........................       124,469        16,555                                      141,024
     Labor.......................................       145,165        17,095                                      162,260
     Direct and occupancy........................       114,196        14,697           398 (i)   $   686(a)       125,773
                                                                                                      381(d)
                                                                                                    2,451(h)
     Pre-opening expense.........................         3,661            --           159 (a)                      3,820
                                                   -------------- --------------- ----------    ----------     -------------
        Total cost of Company restaurant sales...       387,491        48,347           557         3,518          432,877
                                                   -------------- --------------- ----------    ----------     -------------
General and administrative expenses..............        52,579         1,654           527 (a)                     54,760
Amortization of intangible assets................         3,258            --         2,789 (j)                      6,047
Loss on disposition of restaurants and equipment.         1,209            --                                        1,209
                                                   -------------- --------------- ----------    ----------     -------------
Operating earnings...............................        71,283        11,282         6,414         3,518           79,669
                                                   -------------- --------------- ----------    ----------     -------------
Other income (expense):
     Investment income...........................         1,834            --                                        1,834
     Interest expense............................        (1,705)           --         9,779 (k)                    (11,865)
                                                                                        381 (d)
     Other income (expense)......................           389            (1)                                         388
                                                   -------------- --------------- ----------    ----------     -------------
        Total other income (expense).............           518            (1)       10,160                         (9,643)
                                                   -------------- --------------- ----------    ----------     -------------
Earnings before income taxes.....................        71,801        11,281        16,574         3,518           70,026
Income taxes.....................................        26,710         4,041                       5,157(l)        25,594
                                                   -------------- --------------- ----------    ----------     -------------

Net earnings.....................................    $   45,091     $   7,240     $  16,574       $ 8,675        $  44,432
                                                   ============== =============== ==========    ==========     =============

Basic net earnings per common share..............    $     1.44                                                  $    1.41
                                                   ==============                                              =============
Diluted net earnings per common share............    $     1.43                                                  $    1.40
                                                   ==============                                              =============

Basic weighted average shares outstanding........        31,401                                                     31,401
                                                   ==============                                              =============
Diluted weighted average shares outstanding......        31,640                                                     31,640
                                                   ==============                                              =============

                                       6

                       APPLEBEE'S INTERNATIONAL, INC. AND
                    VIRGINIA RESTAURANTS OF APPLE SOUTH, INC.

                    NOTES TO PRO FORMA FINANCIAL INFORMATION

(a)      Certain  amounts  reported in the financial  statements of the Virginia
         Restaurants  have  been   reclassified  to  conform  to  the  Company's
         financial statement classifications and presentations.

(b) On March 30, 1998, concurrently with the Virginia Acquisition, the Company entered into a bank credit agreement that provides for $225,000,000 in senior secured credit facilities, consisting of an eight-year senior secured term loan of $125,000,000 and a five-year secured working capital facility of $100,000,000. On March 30, 1998, $125,000,000 was borrowed under the term loan facility and $15,000,000 was borrowed under the working capital facility. Total acquisition and financing fees are estimated to be approximately $11,000,000. Of this amount, $5,080,000 was paid directly from the proceeds of the financing, and the remaining $5,920,000 is reflected in accounts payable in the accompanying pro forma adjustments. The total proceeds were utilized as follows (in thousands):

               Purchase price paid to Apple South                                  $    94,749
               Repayment of certain existing indebtedness                               37,500
               Prepayment penalty on a portion of the repaid debt                          930
               Payment of accrued interest                                                 700
               Payment of certain  transaction fees and expenses related to the
                    financing and the Virginia Acquisition                               5,080
               Proceeds  remaining to be utilized for working capital needs and
                    general corporate purposes                                           1,041
                                                                                 ----------------
               Total proceeds from financing                                     $     140,000
                                                                                 ================

(c) To allocate the purchase price paid to Apple South of $94,749,000 plus estimated acquisition and financing fees of $11,000,000 to the fair value of net assets acquired, based upon an independent appraisal. The total of $105,749,000 is allocated in the pro forma financial statements as follows (in thousands):

               Property and equipment                                            $      45,485
               Deferred financing costs                                                  4,000
               Inventories                                                                 489
               Goodwill                                                                 55,772
               Petty cash                                                                   48
               Prepaid and other current assets                                             60
               Accrued expenses                                                           (105)
                                                                                 ----------------
                                                                                 $     105,749
                                                                                 ================

(d) To record capitalized leases of $5,052,000 for three of the restaurants acquired and to reclassify the rent payments to interest expense.

(e) To write-off the unamortized balance of deferred financing costs related to certain indebtedness repaid by the Company. In addition to this amount, the $930,000 prepayment penalty included in (b) above will be reflected as an extraordinary loss in the second quarter of 1998 and, accordingly, is not reflected as a pro forma adjustment in the accompanying statements of earnings.

(f) To write-off the unamortized balance of $788,000 for franchise fees paid by Apple South to the Company.

(g) In accordance with the acquisition agreement, certain assets and liabilities of the Virginia Restaurants were not acquired or assumed as part of the Virginia Acquisition. Accordingly, such net assets and the related equity are eliminated from the pro forma combined balance sheet.

(h) To eliminate franchise fees and royalties received by the Company from Apple South for the Virginia Restaurants during the pro forma period.

(i) To reflect the Company's depreciation and amortization for the pro forma period, net of any historical depreciation and amortization recorded by Apple South for the Virginia Restaurants, related to the portion of the purchase price allocated to property and equipment acquired. On December 16, 1997, Apple South suspended depreciation and amortization on its long-lived assets for the Applebee's division and, accordingly, no historical depreciation was recorded in the first quarter of 1998 for the Virginia Restaurants. For pro forma purposes, buildings are depreciated over an estimated remaining useful life of 18 to 20 years, and furniture and equipment are depreciated over an estimated remaining useful life of six years. Leasehold improvements are amortized using the straight-line method over the lesser of
         expected   remaining   lease  terms  or   estimated   useful  lives  of
         improvements.

(j) To reflect the Company's pro forma amortization related to the portion of the Virginia Acquisition purchase price allocated to goodwill. Goodwill is amortized for pro forma purposes using the straight-line method over a 20-year period.

(k) To reflect interest expense related to the financing of the acquisition and repayment of certain existing indebtedness as discussed in note (b) above. The senior term loan bears interest at either the bank's prime rate plus 1.25% or LIBOR plus 2.25%, at the Company's option. The working capital facility bears interest at either the bank's prime rate plus 0.375% or LIBOR plus 1.375%, at the Company's option. A commitment fee of 0.30% is payable on any unused portion of the working capital facility. In connection with the senior term loan, the Company has entered into interest rate swap agreements to manage its exposure to interest rate fluctuations. The agreements are effective beginning May 1, 1998, and have maturity dates ranging from four to seven years for an aggregate notional amount of $100,000,000 for three-month LIBOR rates ranging from 5.91% to 6.05%. The following table presents the components of the pro forma adjustment (in thousands):



                                                                       13 Weeks Ended                Fiscal Year Ended
                                                          ----------------------------------------- --------------------
                                                               March 29,            March 30,          December 28,
                                                                 1998                 1997                 1997
                                                          -------------------- -------------------- --------------------
    Interest  on $125.0  million  senior term loan at an
        average interest rate of 8.2145%                      $    2,596           $    2,596           $   10,382
    Commitment  fees on $100.0 million  working  capital
        facility at 0.30%                                             76                   76                  304
    Amortization of deferred financing costs                         158                  158                  633
    Reduction  in interest  expense due to  repayment of
        $20.0 million of existing indebtedness at 7.70%             (385)                (385)              (1,540)
    Reduction   in   interest   expense   for   one-time
        commitment  fees on $225.0 million senior credit
        facilities                                                  (126)                   -                    -
                                                          -------------------- -------------------- --------------------
    Pro forma adjustment                                      $    2,319           $    2,445           $    9,779
                                                          ==================== ==================== ====================


(l) To adjust income tax expense for the effects of the above pro forma adjustments at a statutory rate of 39.5%.

                                                                   Item 7 (c) 2.
                        CONSENT OF KPMG Peat Marwick LLP.


The Board of Directors
Apple South, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-72282, 333-01969, 333-17823, and 333-17825) on Form S-8 and in the
registration statements (Nos. 33-59421 and 33-62419) on Form S-3 of Applebee's International, Inc. of our report dated March 6, 1998 with respect to the statement of assets to be acquired and liabilities to be assumed of the Virginia Restaurants of Apple South, Inc. as of December 28, 1997, and the related statements of earnings and cash flows for the year then ended, which report appears in the Form 8-K/A of Applebee's International, Inc. dated March 30, 1998, and to be filed June 2, 1998.



KPMG PEAT MARWICK LLP

Atlanta, Georgia
May 29, 1998